TROY LIGHTING, INC.

FINANCIAL STATEMENTS FOR THE YEARS
ENDED DECEMBER 31, 1997 AND 1996 AND
INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT



The Board of Directors
Troy Lighting, Inc.
City of Industry, California


We have audited the accompanying balance sheets of Troy Lighting, Inc. (the Company) as of December 31, 1997 and 1996, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Troy Lighting, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                     /s/ DELOITTE & TOUCHE LLP


April 16, 1998

TROY LIGHTING, INC.



BALANCE SHEETS
AS OF DECEMBER 31, 1997 AND 1996

----------------------------------------------------------------------------------------------
                                                                       1997            1996
                                                                    -----------    -----------
ASSETS

CURRENT ASSETS:
Cash                                                                $     3,740    $    23,515
Accounts receivable, net of allowances for doubtful accounts of
  $86,363 (1997) and $75,622 (1996)                                   2,149,123      1,928,638
Inventories, net (Notes 1 and 2)                                      2,163,650      1,737,523
Prepaid expenses and other current assets                               402,571        251,533
Deferred taxes                                                           83,208
                                                                    -----------    -----------
    Total current assets                                              4,802,292      3,941,209

PROPERTY AND EQUIPMENT, less accumulated depreciation
  and amortization (Notes 1 and 3)                                      238,198        208,294

GOODWILL, less accumulated amortization of $32,993 (1997)
  and $23,595 (1996) (Note 1)                                            14,993         24,391

OTHER ASSETS                                                             59,885         59,885

DEFERRED TAXES                                                          110,443
                                                                    -----------    -----------
                                                                    $ 5,225,811    $ 4,233,779
                                                                    ===========    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities                            $ 1,801,027    $ 1,663,793
Current portion of long-term debt (Note 5)                            1,802,656      1,316,984
                                                                    -----------    -----------
    Total current liabilities                                         3,603,683      2,980,777

LONG-TERM DEBT (Note 5)                                               1,689,866      1,485,204

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' DEFICIENCY:
Common stock, $.01 par value; 1,000,000 shares authorized;
  319,000 (1997) and 312,600 (1996) shares issued and outstanding         3,190          3,126
Additional paid-in capital                                              315,810        309,474
Accumulated deficit                                                    (386,738)      (544,802)
                                                                    -----------    -----------
    Total stockholders' deficiency                                      (67,738)      (232,202)
                                                                    -----------    -----------
                                                                    $ 5,225,811    $ 4,233,779
                                                                    ===========    ===========



See accompanying notes to financial statements.                             2

TROY LIGHTING, INC.



STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-----------------------------------------------------------------------------

                                                     1997            1996
                                                 ------------    ------------
NET SALES                                        $ 12,530,070    $ 11,715,549
COST OF GOODS SOLD                                  8,699,497       8,034,353
                                                 ------------    ------------

GROSS PROFIT                                        3,830,573       3,681,196

EXPENSES (Note 4):
Administrative                                        973,109         928,453
Selling                                             2,321,079       2,230,224
Engineering                                           112,400         107,200
                                                 ------------    ------------

    Total expenses                                  3,406,588       3,265,877
                                                 ------------    ------------

INCOME BEFORE INTEREST EXPENSE AND
  PROVISION FOR INCOME TAXES                          423,985         415,319

INTEREST EXPENSE (Note 5)                             408,871         370,557
                                                 ------------    ------------

INCOME BEFORE INCOME TAX (BENEFIT) PROVISION           15,114          44,762

INCOME TAX (BENEFIT) PROVISION (Notes 1 and 6)       (142,950)          1,600
                                                 ------------    ------------

NET INCOME                                       $    158,064    $     43,162
                                                 ============    ============



See accompanying notes to financial statements.                             3

TROY LIGHTING, INC.



STATEMENTS OF STOCKHOLDERS' DEFICIENCY
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-----------------------------------------------------------------------------

                                   COMMON STOCK       ADDITIONAL
                               --------------------     PAID-IN   ACCUMULATED
                                SHARES      AMOUNT       CAPITAL     DEFICIT      TOTAL
                               -------    ---------    ---------    ---------    ---------
BALANCE, January 1, 1996       319,000    $   3,190    $ 315,810    $(587,964)   $(268,964)

Net income                                                             43,162       43,162

Repurchase of common stock      (6,400)         (64)      (6,336)                   (6,400)
                               -------    ---------    ---------    ---------    ---------

BALANCE, December 31, 1996     312,600        3,126      309,474     (544,802)    (232,202)

Net income                                                            158,064      158,064

Sale of common stock             6,400           64        6,336                     6,400
                               -------    ---------    ---------    ---------    ---------

BALANCE, December 31, 1997     319,000    $   3,190    $ 315,810    $(386,738)   $ (67,738)
                               =======    =========    =========    =========    =========

See accompanying notes to financial statements.                           4

TROY LIGHTING, INC.



STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-----------------------------------------------------------------------------

                                                                                    1997            1996
                                                                                ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                      $    158,064    $     43,162
Adjustments to reconcile net income to net cash (used in)
  provided by operating activities:
  Depreciation                                                                        98,983          58,823
  Amortization and accretion                                                         (15,442)        (15,442)
  Accretion of investor debt interest                                                166,017         147,717
  Changes in operating assets and liabilities:
    Accounts receivable                                                             (220,485)       (100,554)
    Inventories                                                                     (426,127)         46,730
    Prepaid expenses and other current assets                                       (151,038)        (73,113)
    Other assets                                                                                       2,855
    Deferred taxes                                                                  (193,651)
    Accounts payable and accrued liabilities                                         137,234         247,011
                                                                                ------------    ------------
      Net cash (used in) provided by operating activities                           (446,445)        357,189

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchase of property and equipment                                                (128,887)       (188,837)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit and long-term borrowings                   12,928,983          49,700
Principal payments on revolving line of credit and long-term debt                (12,379,826)       (192,658)
Repurchase of share capital                                                                           (6,400)
Issuance of share capital                                                              6,400
                                                                                ------------    ------------
      Net cash provided by (used in) financing activities                            555,557        (149,358)
                                                                                ------------    ------------

NET (DECREASE) INCREASE IN CASH                                                      (19,775)         18,994

CASH, beginning of year                                                               23,515           4,521
                                                                                ------------    ------------
CASH, end of year                                                               $      3,740    $     23,515
                                                                                ============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION - Cash paid during the year for:
  Interest                                                                      $    242,849    $    222,839
                                                                                ============    ============
  Income taxes                                                                  $     26,850    $      1,000
                                                                                ============    ============

See accompanying notes to financial statements.                            5

TROY LIGHTING, INC.


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Organization and Business - TLI Acquisition Corp. (the Purchaser) was incorporated in the State of Illinois on December 29, 1993 for the purpose of acquiring the operations of Troy Lighting, Inc. (the Company), a subsidiary of JJI Lighting Group, Inc. (the Seller), which manufactures and distributes electrical lighting and related products for consumer and industrial use. The Company is headquartered in Southern California and sells to markets across the continental U.S.A.

       Effective March 15, 1994, the Purchaser acquired certain assets and liabilities with an estimated net fair value of $2,440,000 from the Seller for an aggregate purchase price of approximately $2,319,000, consisting of approximately $2,200,000 in cash and approximately $119,000 in notes payable and assumed liabilities. The acquisition has been accounted for as a purchase; and, accordingly, the purchase price was allocated to assets and liabilities based on their estimated fair market values as of March 15, 1994. The excess value has been included in long-term debt in the accompanying balance sheets and will be accreted into income over five years. For both the years ended December 31, 1997 and 1996, $24,840 was accreted into income. Subsequent to the acquisition date, the Purchaser changed its name to Troy Lighting, Inc.

       On July 1, 1994, the Company purchased all of the inventory and equipment, the trade name, and specific accounts receivable of Tri-Lite Mfg. Co. through the United States Bankruptcy Court for $321,000, plus acquisition expenses. The excess of cost over the fair market value of the acquired assets of approximately $48,000 is shown as goodwill in the accompanying balance sheets and will be amortized over five years. Amortization expense was $9,398 for both the years ended December 31, 1997 and 1996.

       Inventories - Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in, first-out method.

       Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for income tax purposes.

       Income Taxes - The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. This statement requires the recognition of deferred tax assets and liabilities for the future consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

TROY LIGHTING INC.


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (Continued)
-------------------------------------------------------------------------------

       Credit Risk - The Company sells its products to customers in the building supply and retail industry. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses.

       Use of Estimates - The preparation of financial statements involves the significant use of estimates by management in the calculation of various components of financial measures including but not limited to estimates for bad debt reserves, amounts for certain accrued liabilities, and the net realizable value and estimated useful lives of assets. Estimates are inherently subjective in nature and involve uncertainty and significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect estimates used in the preparation of these financial statements.

       Reclassification - Certain amounts as previously reported have been reclassified to conform to the current year presentation.


2. INVENTORIES

       Inventories consist of the following:

                                          1997          1996
                                      -----------    -----------
Raw materials and work-in-process     $ 1,899,088    $ 1,124,403
Finished goods                            554,562        889,260
                                      -----------    -----------
                                        2,453,650      2,013,663
Less reserve for excess inventories      (290,000)      (276,140)
                                      -----------    -----------

                                      $ 2,163,650    $ 1,737,523
                                      ===========    ===========

TROY LIGHTING INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (Continued)
------------------------------------------------------------------------------

3. PROPERTY AND EQUIPMENT

       Property and equipment consist of the following at December 31:

                                                    1997         1996
                                                 ---------    ---------
Computer equipment                               $  35,530    $  23,935
Leasehold improvements                              55,628       41,075
Furniture and fixtures                             340,410      237,670
                                                 ---------    ---------
                                                   431,568      302,680
Less accumulated depreciation and amortization    (193,370)     (94,386)
                                                 ---------    ---------
                                                 $ 238,198    $ 208,294
                                                 =========    =========

4. RELATED-PARTY TRANSACTIONS

       During the year ended December 31, 1997, the Company had the following transactions with related parties:

         Consulting expense to a stockholder paid during the year    $  12,000

       During the year ended December 31, 1996, the Company had the following transactions with related parties:

         Consulting expense to a stockholder, of which $7,800 is included
          in accounts payable and accrued liabilities                $  24,000

TROY LIGHTING INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (Continued)
-------------------------------------------------------------------------------

5. LONG-TERM DEBT

       Long-term debt consists of the following:

                                                                                     1997           1996
                                                                                  -----------    -----------
Revolving line of credit with a lender for the lower of the available borrowing base (as defined) or $3,000,000, unpaid balance bearing interest at lender's prime rate plus 2% (10.5% at December 31, 1997), collateralized by
  substantially all assets of the Company, due March 15, 1999                     $ 1,719,392    $ 1,238,635

9% Junior subordinated promissory notes, payable to stockholders of the
  Company, interest-only payments due quarterly, principal balance due March
  15, 2004; the notes contain provisions for contingent additional interest in the event of prepayment ranging from 10% to 20% over the stated rate; the minimum amount of contingent interest is
  being accrued and added to principal                                              1,549,283      1,383,266

Term loans payable to bank, subordinate to the revolving line of credit, collateralized by substantially all assets of the Company, payable in monthly installments of $5,021 including interest at the bank's prime rate plus 2%
  (10.5% at December 31, 1997)                                                        200,833        132,433
Other                                                                                  23,014         47,854
                                                                                  -----------    -----------
                                                                                    3,492,522      2,802,188
Less current portion                                                               (1,802,656)    (1,316,984)
                                                                                  -----------    -----------
                                                                                  $ 1,689,866    $ 1,485,204
                                                                                  ===========    ===========

       In connection with the revolving line of credit agreement, the Company is committed to a quarterly servicing fee of $2,500 through March 1999, plus a fee of 0.25% for any unused borrowings, below a specified level of $2,750,000. Additionally, the revolving line of credit agreement is subject to certain conditions, including specified restrictions on subordinated debt interest payments and payments of dividends. The Company was in compliance with all requirements at December 31, 1997.

TROY LIGHTING INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (Continued)
-------------------------------------------------------------------------------

       Both the revolving line and the term loan have the potential for additional interest rate reductions (as defined) based on projected earnings.

       Aggregate maturities of long-term debt as of December 31, 1997 are as follows:

  Year ending December 31:
  1998                                            $ 1,802,656
  1999                                                 60,250
  2000                                                 60,250
  2001                                                 20,083
  2002                                              1,549,283
                                                  -----------
  Thereafter                                      $ 3,492,522
                                                  ===========


6. INCOME TAXES

       Income taxes for the year ended December 31, 1997 and 1996 are summarized as follows:

                                 1997          1996
                               ---------    ---------
Current:
  Federal                      $  44,701    $    --
  State                            6,000        1,600
                               ---------    ---------

                                  50,701        1,600
Deferred (benefit):
  Federal                       (164,603)
  State                          (29,048)
                               ---------    ---------
                                (193,651)
                               ---------    ---------
                               $(142,950)   $   1,600
                               =========    =========


       Temporary differences that give rise to deferred tax assets at December 31, 1997 consist primarily of contingent investor interest, inventory, accounts receivable and warranty reserves.

       The deferred tax provision for 1997 includes an adjustment to the beginning of the year balance in the deferred tax asset valuation allowance in the amount of $242,000, reducing the valuation allowance of $242,000 at December 31, 1996 to zero at December 31, 1997.

TROY LIGHTING INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (Continued)
-------------------------------------------------------------------------------

7. COMMITMENTS AND CONTINGENCIES

       Future minimum lease payments under noncancelable operating facility and equipment leases having remaining terms of more than one year as of December 31, 1997 are as follows:

 Year ending December 31:
  1998                                                        $ 444,596
  1999                                                           40,392
                                                              ---------
                                                              $ 484,988
                                                              =========

       Rent expense for facility and equipment leases aggregated approximately $420,112 for the year ended December 31, 1997.